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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     March 31, 2004
                                                 ------------------------

                               INTELLIGROUP, INC.
              -----------------------------------------------------
             (Exact Name of Registrant as Specified In Its Charter)


     New Jersey                         0-20943                 11-2880025
(State or Other Jurisdiction    (Commission file number)   (I.R.S. Employer
  of Incorporation                                          Identification No.)
  or Organization)


                  499 Thornall Street, Edison, New Jersey 08837
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(Address of Principal Executive Offices)                              (Zip Code)

                                 (732) 590-1600
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)



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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On April 5, 2004, Intelligroup, Inc. (the "Company") announced the appointment of David J. Distel as its Chief Financial Officer effective April 5, 2004. The Company and Mr. Distel entered into an Employment Agreement on March 31, 2004.

The Company has accepted the resignation of Acting Chief Financial Officer Ed Carr, effective April 9, 2004. Mr. Carr executed a Separation Agreement with the Company. Mr. Carr resigned from his position with the Company to pursue other employment opportunities.

The Employment Agreement between David J. Distel and the Company and the Separation Agreement between Ed Carr and the Company are attached hereto as
Exhibit 10.1 and Exhibit 10.2, respectively, and each is incorporated herein by reference. The foregoing description of each of the Employment Agreement, the Separation Agreement and the press release is qualified in its entirety by reference to such document.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Financial Information of Businesses Acquired.

         Not applicable.

(b)      Pro Forma Financial Information (unaudited).

         Not applicable.

(c)      Exhibits.

         Exhibit No.   Description
         -----------   -----------

         10.1 Employment Agreement between David J. Distel and Intelligroup, Inc. dated effective April 5 2004

         10.2          Separation Agreement between Ed
                       Carr and Intelligroup, Inc. dated April 2, 2004


Item 9. Regulation FD Disclosure


On April 5, 2004 the Company issued a press release announcing the events described in Item 5. The press release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 9. The press release is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            INTELLIGROUP, INC.


                                            By: /s/ Christian Misvaer
                                            Name: Christian Misvaer